EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Troika Media Group, Inc.

We consent to the use in this Registration Statement on Form S-1 of Troika Media Group, Inc. of our report dated November 2, 2020, with respect to the consolidated financial statements as of June 30, 2020 and 2019 and for each of the years in the two-year period ended June 30, 2020, appearing in the prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the heading of “experts” in such Prospectus.

/s/ RBSM LLP

RBSM LLP

Henderson, Nevada

March 29, 2021